Exhibit 99.1

FOR IMMEDIATE RELEASE

SEEBEYOND ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS

License Revenue Increases 26% Year-over-Year; Company Reduces Loss

MONROVIA, Calif., April 25, 2005 – SeeBeyond (Nasdaq: SBYN), provider of the world’s first fully integrated composite application network suite for advanced integration and composite application solutions, today reported final results for the period ended March 31, 2005.

Total revenue for the first quarter ended March 31, 2005 was $37.3 million compared to $34.4 million in the first quarter of the prior year. License revenue for the first quarter 2005 was $13.7 million compared to $10.9 million for the prior year’s first quarter, a 26% year-over-year increase.

Net loss calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) for the quarter ended March 31, 2005 was $2.6 million, or $(0.03) per share compared to a net loss of $5.8 million, or $(0.07) per share in the prior year’s first quarter.

The Company ended the first quarter 2005 with total cash and cash equivalents of $73.6 million and DSO of 78 days.

“Unfortunately, several significant license deals were delayed and did not close in the first quarter. We were also disappointed in overall sales execution, and have taken appropriate action to improve alignment between sales and senior management,” said Carv Moore, president and COO of SeeBeyond. “However, new account activity is promising for the coming quarters, and we look forward to steady improvement in 2005 with a focus on cost control, license revenue growth and ensuring customer success with ICAN 5.”

“Despite a tough first quarter, SeeBeyond remains the visionary leader in the integration space and continues to drive technology evolution,” added Jim Demetriades, founder and CEO of SeeBeyond. “As evidenced by several seven-figure deals this quarter, we continue to see leading organizations realize the value that an enterprise-scale integration and composite application development suite can play in driving ROI from existing investments.”

First Quarter 2005 Highlights:

•                  The following customers represent new and existing business in the first quarter: Baylor University, Blue Cross Blue Shield of Massachusetts, Department of Human Services – Victoria Australia, Dun and Bradstreet, EDS, Lombardier Informatica, Menlo Logistics, Pfizer, Phoenix Wealth Management, Sydney Water Corporation and University of Chicago.

•                  The following key announcements were issued during the quarter, exemplifying the Company’s technology leadership and the increasing customer adoption of the SeeBeyond ICAN Suite:

•                  CenterPoint Energy deployed SeeBeyond ICAN 5 for real-time visibility and enhanced system performance.

•                  Hill Physicians Medical Group launched largest private online EMR deployment in the U.S. leveraging SeeBeyond ICAN 5.

•                  The Cleveland Clinic Foundation seamlessly transitioned its clinical interfaces to the SeeBeyond ICAN 5 platform.

•                  SeeBeyond unveiled new composite applications to enable Clinical Transformation including Claims Lifecycle Management (CLM), Patient Bed Management, and Business Process Improvement and Workflow.

•                  SeeBeyond is poised to support the U.S adoption of a nationwide interoperable health information network with its ‘Blueprint for National Healthcare Infrastructure’. This is based on several international initiatives leveraging SeeBeyond technology to enable national healthcare infrastructures including The United Kingdom, Luxembourg, Ireland, France and Australia.

•                  SeeBeyond and Sun Microsystems showcased improved operational efficiencies across the Supply Chain via its joint SOA-based RFID demonstration.

•                  Blue Cross Blue Shield of Massachusetts teamed with SeeBeyond to address the value of cross-enterprise business process visibility.

Financial Outlook:

SeeBeyond projects second quarter 2005 revenue to be approximately $37 to $42 million, with expected earnings per share in the range of $(0.03) to $0.02.

The Company will review its first quarter 2005 financial performance today at 2:00 PM Pacific Daylight Time / 5:00 PM Eastern Daylight Time. The toll-free dial-in number for the call from within the U.S. and Canada is (800) 640-9765; international callers may dial (847) 413-4837. A simulcast of the conference call will be available on www.streetevents.com, and a rebroadcast following the completion of the call at www.seebeyond.com. An audio replay of the call will be available after the call until May 2nd at midnight EDT. The toll-free dial-in number for the replay from within the U.S. and Canada is (877) 213-9653; international callers may dial (630) 652-3041 using the access code: 11469271.

About SeeBeyond

With more than 15 years of software innovation and real-world experience in integrating systems across global organizations, SeeBeyond (Nasdaq: SBYN) delivers the industry’s first fully integrated platform for the development and deployment of composite applications. The SeeBeyond® Integrated Composite Application Network (ICAN) Suite helps organizations rapidly assemble and deploy enterprise-scale end-user composite applications built on existing systems and infrastructure to dramatically improve business operations. SeeBeyond has more than 2,000 customers worldwide, including Blue Cross Blue Shield of Massachusetts, BHP Billiton, The Cleveland Clinic, The Dial Corporation, DuPont, Florida Power & Light, Fluor Daniel, Fujitsu, General Motors, Halliburton, Hertz Corporation, HP, Pfizer, Samsung, Sprint and Sutter Health. For more information, please visit www.seebeyond.com.

# # #

SeeBeyond is a registered trademark of SeeBeyond Technology Corporation in the United States and select foreign countries. SeeBeyond Integrated Composite Application Network Suite is a trademark of SeeBeyond Technology Corporation.  The absence of a trademark from this list does not constitute a waiver of SeeBeyond Technology Corporation’s intellectual property rights concerning that trademark.  All other brands or product names are trademarks of their respective owners.

Forward-Looking Statements

This news release includes statements that are not historical in nature and as such are intended to be forward looking statements for purposes of the safe harbor provided by the Securities Litigation Reform Act. These statements, including those related to projected revenue and projected net income per share levels for the second quarter of 2005, sales to new customers in future periods, and SeeBeyond’s efforts to control costs, increase license revenue and ensure customer success in future periods, are statements based on SeeBeyond’s current expectations, assumptions, estimates and projections, its industry and its future prospects. These statements are predictions, and actual events and results may differ materially from those forward-looking statements based on certain risks, including risks related to general economic conditions and, in particular, information technology spending; our sales cycle; our dependence on licensing revenue from our Business Integration Suite; our dependence on our strategic relationships with systems integrators and others; our international operations; market acceptance of SeeBeyond products and services, including SeeBeyond’s ICAN Suite, and the potential release of competitive products, among other factors. The forward-looking statements contained in this news release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission including its Annual Report filed on Form 10-K for the year ended December 31, 2004, and its quarterly reports on Form 10-Q. SeeBeyond does not undertake to update any forward-looking statements.

Contacts:
Barry Plaga	Andrea Williams
Executive Vice President & CFO	Vice President, Investor Relations
(626) 408-3100	(415) 874-3053
bplaga@seebeyond.com	awilliams@seebeyond.com

Kristi Rawlinson

Director of Public Relations

(214) 373-1519

krawlinson@seebeyond.com

SEEBEYOND Technology Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Revenues:
License	$13,749	$10,880
Services	9,657	10,510
Maintenance	13,902	13,047

Total revenues	37,308	34,437

Cost of revenues:
License	333	277
Services and maintenance	10,710	10,179

Total cost of revenues	11,043	10,456

Gross profit	26,265	23,981

Operating expenses:
Research and development	10,011	9,740
Sales and marketing	13,707	15,004
General and administrative	5,161	4,609
Amortization of sales and marketing warrants	—	(14)
Amortization of stock-based compensation	1	97

Total operating expenses	28,880	29,436

Loss from operations	(2,615)	(5,455)
Interest and other income (expense) net	286	(213)
Interest expense	(29)	(72)
Loss before tax provision	(2,358)	(5,740)
Provision for income taxes	223	43

Net loss	$(2,581)	$(5,783)

Basic and diluted net loss per share	$(0.03)	$(0.07)

Number of shares used in calculating basic and diluted net loss per share	85,358	84,053

SEEBEYOND Technology Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2005	2004
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$73,566	$73,148
Accounts receivable, net	32,399	37,995
Prepaid expenses and other current assets	3,682	3,680

Total current assets	109,647	114,823
Property and equipment, net	11,661	12,728
Goodwill	1,391	1,391
Other assets	2,075	2,152

Total assets	$124,774	$131,094

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$6,041	$6,739
Accrued employee compensation and related expenses	12,813	13,861
Accrued expenses	3,838	5,808
Deferred revenues	35,000	36,537
Capital lease payable - current portion	497	748

Total current liabilities	58,189	63,693

Capital lease payable	24	28
Total liabilities	58,213	63,721

Commitments and contingencies
Stockholders’ equity:
Common stock, $.0001 par value - 200,000,000 shares authorized; 88,414,444 shares issued and 85,785,492 shares outstanding as of March 31, 2005 and 87,559,663 shares issued and 84,930,711 shares outstanding as of December 31, 2004	8	8
Additional paid-in capital	228,615	226,481
Treasury stock	(6,510)	(6,510)
Accumulated other comprehensive loss	625	990
Accumulated deficit	(156,177)	(153,596)

Total stockholders’ equity	66,561	67,373

Total liabilities and stockholders’ equity	$124,774	$131,094

SEEBEYOND Technology Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(2,581)	$(5,783)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of fixed assets	5	—
Depreciation and amortization	1,135	1,250
Provision for doubtful accounts receivable	173	383
Amortization of sales and marketing warrants	—	(14)
Amortization of stock-based compensation	1	97
Changes in assets and liabilities:
Accounts receivable	5,423	9,662
Prepaid expenses and other current assets	(2)	93
Accounts payable	(698)	1,426
Accrued compensation and related expenses	(1,048)	(2,838)
Accrued expenses	(1,970)	(576)
Deferred revenues	(1,537)	455

Net cash (used in) provided by operating activities	(1,099)	4,155

Cash flows from investing activities:
Purchases of property and equipment	(73)	(900)
Other	77	73

Net cash provided by (used in) investing activities	4	(827)

Cash flows from financing activities:
Net repayments on bank lines of credit	—	(788)
Repayments of capital lease obligation	(255)	(61)
Proceeds from issuance of common stock pursuant to employee stock option plan	2,133	1,290
Payments for purchase of common stock	—	(644)

Net cash provided by (used in) financing activities	1,878	(203)

Effect of exchange rate changes on cash and cash equivalents	(365)	500

Net increase in cash and cash equivalents	418	3,625
Cash and cash equivalents at beginning of the period	73,148	70,135

Cash and cash equivalents at end of the period	$73,566	$73,760